ecoSolutions Intl Approved for Quotation on Over-the-Counter Bulletin Board

ASHLAND, Ore.--(BUSINESS WIRE)--ecoSolutions Intl (OTCBB: ECOI), a leading developer of environmental-friendly consumer materials, today announced that it has received notification that its shares of common stock were approved for quotation on the Over-the-Counter Bulletin Board. Effective today, shares will trade on the OTC Bulletin Board under the same ticker symbol, ECOI, that the Company’s stock previously traded under.

“We believe having our stock quoted on the Bulletin Board will facilitate trading and increase recognition among the investment community for our proprietary environmental materials with a broad range of consumer applications.” said Bill Patridge, President and CEO of ecoSolutions Intl. “This should also provide investors with greater transparency into our financial results as the Company is required to make all necessary filings.”

About ecoSolutions Intl

Founded in 2004, ecoSolutions Intl is a developer, marketer and distributor of products that lessen the impact on the environment using eco-friendly materials, such as the Company’s ecoPlastic™, ecoFoam™ and ecoWrap™ family of products.

Contact:
ecoSolutions Intl
541-552-9360
investorrelations@ecosolutionsintl.com
or
CEOcast, Inc. for ecoSolutions Intl
Dan Schustack, 212-732-4300